EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-33693, 333-82205, and 333-105726 on Form S-8 of our report dated June 29, 2018, relating to the financial statements and supplemental schedule of the Williams-Sonoma, Inc. 401(k) Plan appearing in this Annual Report on Form 11-K of the Williams-Sonoma, Inc. 401(k) Plan for the year ended December 31, 2017.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California

June 29, 2018